STATEMENT TO NOTEHOLDERS	EXHIBIT 99.3

(i) Amount of principal being paid on Notes

(a) Class A-1 Notes (CUSIP No. 149114 BV 1)	$214,300,000.00
per $1,000 original principal balance	$1,000.00

(b) Class A-2 Notes (CUSIP No. 149114 BW 9)	$17,030,753.79
per $1,000 original principal balance	$77.77

(c) Class A-3 Notes (CUSIP No. 149114 BX 7)	$0.00
per $1,000 original principal balance	$0.00

(d) Class A-4 Notes (CUSIP No. 149114 BY 5)	$0.00
per $1,000 original principal balance	$0.00

(e) Class B Notes (CUSIP No. 149114 BZ 2)	$0.00
per $1,000 original principal balance	$0.00

(f) Total	$231,330,753.79

(ii) Amount of interest being paid on Notes

(a) Class A-1 Notes (CUSIP No. 149114 BV 1)	$2,654,587.72
per $1,000 original principal balance	$12.39

(b) Class A-2 Notes (CUSIP No. 149114 BW 9)	$5,944,755.00
per $1,000 original principal balance	$27.15

(c) Class A-3 Notes (CUSIP No. 149114 BX 7)	$7,057,700.00
per $1,000 original principal balance	$28.93

(d) Class A-4 Notes (CUSIP No. 149114 BY 5)	$4,328,930.33
per $1,000 original principal balance	$30.41

(e) Class B Notes (CUSIP No. 149114 BZ 2)	$743,592.03
per $1,000 original principal balance	$31.67

(f) Total	$20,729,565.09

(iii) (a) Aggregate Contract Balance at end of related collection period	$626,771,525.42
(b)Note Value at end of related collection period	$622,486,539.41

(iv) After giving effect to distributions on this Distribution Date

(a) (1) outstanding principal amount of Class A-1 Notes	$0.00
(2) Class A-1 Note Pool Factor	-

(b) (1) outstanding principal amount of Class A-2 Notes	$201,969,246.21
(2) Class A-2 Note Pool Factor	0.92

(c) (1) outstanding principal amount of Class A-3 Notes	$244,000,000.00
(2) Class A-3 Note Pool Factor	1.00

(d) (1) outstanding principal amount of Class A-4 Notes	$142,360,000.00
(2) Class A-4 Note Pool Factor	1.00

(e) (1) outstanding principal amount of Class B Notes	$23,480,000.00
(2) Class B Note Pool Factor	1.00

(v) Amount of Servicing Fee paid	$5,624,404.84

(vi) Amount of Administration fee being paid	$4,500.00

(vii) Aggregate Amount of Realized Losses for the related Collection Period	$582,615.00

(viii) Aggregate amount of Cumulative Realized Losses through the related
Collection period	$582,615.00

(viii) Aggregate Purchase Amounts for Collection Period	$4,659,536.32

(ix) Balance of Reserve Account at end of related Collection Period	$17,076,345.86

(x) Specified Reserve Account Balance at end of related Collection Period	$17,076,345.86